EXHIBIT 32

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

 In connection with the Quarterly Report of the Everest Fund, L.P. (the “Partnership”), for the quarter ended June 30, 2015, as filed with the U.S. Securities and Exchange Commission on the date hereof (the “Report”), I, Peter Lamoureux, President of Everest Asset Management, Inc., the general partner of the Everest Fund, L.P. (the “Fund”), hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)          The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)          The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Fund.

By: /s/ Peter Lamoureux
Name: Peter Lamoureux
Title: Director, President and Treasurer
Date: August 14, 2015